
CORN
LISTED
NYSE ARCA
Ticker: CORN


CORN
LISTED
NYSE ARCA
TEUCRIUM
CORN FUND
NYSE: CORN provides investors the ability to add corn price exposure to their equity accounts.
Visit our website and ask your financial advisor if CORN is right for you.
TeucriumCornFund.com

CORN
LISTED
NYSE ARCA

TEUCRIUM
CORN FUND

NYSE: **CORN** provides investors the ability to add corn price exposure to their equity accounts.
Visit our website and ask your financial advisor if **CORN** is right for you.

TeucriumCornFund.com

*The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at **www.sec.gov**. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll-free **1-877-376-0082** or **email info@teucrium.com**. An investment in the fund involves risk, including loss of principle.*

The Teucrium Corn Fund is not a mutual fund or any other type of Investment Company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder.

Commodities and futures generally are volatile and are not suitable for all investors.
Foreside Fund Services, LLC is the distributor